Exhibit 99.1
                               TRENWICK GROUP INC.
                                     AMENDED
                                 1989 STOCK PLAN

         1. Purpose. This Plan is intended to strengthen the ability of the Company and its Subsidiaries to attract and retain Qualified Employees of outstanding competence by providing them with added incentive to render high levels of performance and effective service in connection with their employment through the opportunity for common stock ownership and benefits of common stock appreciation.

         2. Definition. For the Purposes of the Plan, except where the context otherwise indicates, the following definitions shall apply:

         "Board" means the Board of Directors of the Company.

         "Change in Control" means a change in control of the Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item l(a) of the Current Report on Form 8-K, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934; provided that, without limitation, such a change in control shall be deemed to have occurred at such time as (a) any "person" within the meaning of Section 14(d) of the Securities Exchange Act of 1934, other than the Company, a Subsidiary or any employee benefit plan(s) sponsored by the Company or any Subsidiary is or becomes the "beneficial owner" (as defined in Rule 13 d-3 under the Securities Exchange Act of 1934), directly or indirectly, of fifty percent or more of the common stock, or shares of capital stock at any time issued by the Company representing fifty percent or more of the voting rights of all shares of stock issued by the Company, or (b) individuals who constitute the Board on November 2, 1988, cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to November 2, 1988, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Board on November 2, 1988 (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (b), considered as though such person were a member of the Board on November 2, 1988.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Committee" means the Compensation Committee or any other committee designated by the Board to have administrative responsibility with respect to the Plan.

         "Common Stock" means the Company's common stock, par value $0.10.

         "Company" means Trenwick Group Inc.

         "Date of Exercise" of an Option or a SAR means the date upon which written notice thereof is received by the Company's Corporate Secretary.

         "Date of Grant" means the date Restricted Shares, an Option or any related SARs become effective under the terms of the governing Restricted Stock Agreement or Option Agreement.

         "Disinterested Person" means "disinterested person" as defined in Rule 16b-3 of the Securities and Exchange Commission, as amended from time to time, and generally, means any member of the Board who is not at the time of acting on a matter, and within the previous year has not been, a Qualified Employee of the Company or a Subsidiary.

         "Exercise Notice" means a written notice from an Optionee to the Company, made on a form and in a manner as the Committee may from time to time determine, pursuant to which the Optionee irrevocably elects to exercise all or any portion of an Option and irrevocably directs the Company to deliver the Optionee's common stock certificates to be issued to such Optionee upon such Option exercise directly to a "broker" or "dealer" (within the meaning of Section 3(a) of the Securities Exchange Act of 1934, as amended from time to time). An Exercise Notice must be accompanied by or contain irrevocable instructions to the broker or dealer (i) to promptly sell a sufficient number of shares of such common stock, or to loan the Optionee a sufficient amount of money, to pay the exercise price for the Options and to fund any related employment or withholding tax obligations to which the Exercise Notice relates, and (ii) to promptly remit such sums to the Company upon the broker's or dealer's receipt of the certificates.

         "Fair Market Value" means the fair market value of common stock determined by the Committee.

         "Qualified Employee" means any person employed on a full-time basis by the Company or a Subsidiary whose performance, in the judgment of the Committee, could have or did have a significant effect on either (or both) the current or long-term success of the Company or a Subsidiary (or both).

         "Restricted Shares" means common stock which shall be non-transferable and subject to forfeiture to the Company until vested.

         "Incentive Stock Option" means an Option granted as an incentive stock option as defined in Section 422A of the Code.

         "Nonqualified Stock Option" means an Option that does not qualify as an Incentive Stock Option or is so stated to be a Nonqualified Stock Option upon issuance. The terms of the Option Agreement for a Nonqualified Stock Option shall expressly state that the Option is a Nonqualified Stock Option.

         "Option" means the rights granted to a Qualified Employee to purchase common stock pursuant to the terms and conditions of an Option Agreement, including both Incentive Stock Options and Nonqualified Stock Options.

         "Option Agreement" means a written agreement (and any amendment or supplement thereto) between the Company and a Qualified Employee designating the terms and conditions of an Option, including any related SAR.

         "Restricted Stock Agreement" means a written agreement (and any amendment or supplement thereto) between the Company and a Qualified Employee evidencing the number of shares of common stock granted.

         "Optionee" means a Qualified Employee to whom an Option and any related SAR are granted.

         "Plan" means Trenwick Group Inc. 1989 Stock Plan.

         "Stock Appreciation Right" or "SAR" means a right (which shall not exist separately from a related unexercised Option) granted to the terms and conditions of an Option Agreement to surrender an unexercised Option, or some portion of an unexercised Option, and to receive from the Company either shares of common stock (valued at Fair Market Value on the Date of Exercise of the SAR), cash, or a combination thereof, equal in amount to the excess of the aggregate Fair Market Value (on the Date of Exercise of the SAR) of the shares as to which the Option is surrendered, over the aggregate Option price of such shares, subject to any limitations in Section 7. Notwithstanding any other provision of this Plan or of an Option Agreement to the contrary, in no event shall the amount payable to the Optionee upon exercise of an SAR related to an Incentive Stock Option exceed one hundred percent of the difference between the exercise price of the related Incentive Stock Option and the Fair Market Value of the common stock at the Date of Exercise of the SAR.

         "Subsidiary" means any entity of which, at the time such Subsidiary status is to be determined, at least fifty percent of the combined voting power of such entity is directly or indirectly owned or controlled by the Company.

         3. Administration of the Plan. The Plan shall be administered by the Committee (whose members shall be appointed by the Board) consisting solely of three or more members of the Board who are Disinterested Persons. A majority of the Committee shall constitute a quorum, and all acts of the Committee must be approved by a majority (at least two) of its members.

         Subject to the provisions of the Plan, the Committee shall have authority in its sole discretion:
        (a) To interpret the provisions of the Plan and decide all questions of fact arising in its application;

        (b) To prescribe, amend and rescind rules and regulations relating to the Plan;

        (c) To determine the Qualified Employees to whom, the time or times at which, the price at which, and the extent to which Restricted Shares, Options and any SARs shall be granted based upon the nature of the services rendered or to be rendered by the persons it deems eligible, their past, present and potential contributions to the success of the Company and/or any of its Subsidiaries, their other compensation from the Company or any Subsidiary, and such other factors as the Committee in its discretion shall deem relevant

         (d)   To determine the time when Restricted Shares are vested;

         (e) To determine the time or times when Options and any SARs become exercisable and the duration of the exercise period;

         (f) To determine whether any shares of common stock under any Option must be purchased before any related SAR becomes exercisable;

         (g) To prescribe and amend the form or forms of the Restricted Stock Agreement and Option Agreement;

         (h) To determine the form or forms of consideration which will be accepted by the Company from an Optionee in payment of the purchase price upon the exercise of an Option; and

         (i) To determine which Options shall be Incentive Stock Options and which Options shall be Nonqualified Stock Options.

The Committee's determinations of the foregoing shall be final and conclusive.

         4. Eligibility Restricted Shares. Options and any SARs may be granted under the Plan only to Qualified Employees. Any Qualified Employee may be granted and may hold more than one award of Restricted Shares, more than one Option and more than one SAR. In no event shall an Incentive Stock Option be granted to a Qualified Employee if the grant of such Incentive Stock Option would cause the aggregate Fair Market Value (on the Date of Grant) of the common stock with respect to which Incentive Stock Options are exercisable for the first time by such Qualified Employee during any calendar year (under all plans of the Company and any parent or subsidiary corporations of the Company within the meaning of Code Section 425) to exceed $100,000.

         5. Shares Available. Subject to adjustment as provided in Section 10 hereof, an aggregate of 332,433 shares of common stock will be available and reserved for issue or transfer with respect to Restricted Shares, Options or SARs granted under the Plan. When the right to purchase shares pursuant to an Option is surrendered on exercise of a SAR, whether such right is settled in cash, common stock or a combination thereof, the aggregate number of shares covered by the related Option shall be reduced by the number of shares with respect to which the SAR was exercised, and such shares shall not be available for granting further Options and SARS. If Restricted Shares are forfeited, such unvested shares shall become available for further Restricted Shares, Options and SARS. If an Option shall terminate for any reason without having been exercised in full or surrendered on exercise of a SAR, the unpurchased and nonsurrendered shares subject thereto shall become available for further Restricted Shares, Options and SARS.

         6.  Restricted Shares.   Restricted Shares shall be  granted subject to
the following conditions:

         (a) The number of Restricted Shares granted to a qualified employee in any one calendar year shall be determined by the Committee and shall be based on a percentage of such qualified employees' salary as a group, such percentage not to exceed twenty-five percent of the gross annual aggregate salaries of such employees, divided by the Fair Market Value of the Company's stock on the day prior to the Date of Grant.

         (b) Restricted Shares shall vest ratably over a five-year period from the date of grant. The Committee shall have authority to accelerate the vesting period for Restricted Shares.

         (c) Upon   the  occurrence  of a  Change  in  Control,  subject  to any limitation set forth in the Restricted Stock Agreement, all restrictions shall lapse and all Restricted Shares shall be deemed to have vested.

         (d) Forfeiture of Restricted Shares:

              (i) Restricted Shares which have not vested in the hands of the Restricted Stockholder shall be forfeited to the Company upon voluntary or involuntary termination of the Restricted Stockholder's employment with the Company for any reason;

              (ii) Notwithstanding the foregoing, upon death or disability, a Restricted Stockholder shall be considered to be vested for those Restricted Shares which would have otherwise vested in the year such death or disability occurred.

         (e) Other considerations set forth in the Plan:

         Each certificate representing shares issued to a Restricted Stockholder which have not vested shall be retained by the Company and shall bear a legend that complies with applicable law with respect to the restrictions on transferability:

              "The shares represented by this certificate are subject to restrictions on transferability imposed by that certain instrument entitled the 1989 Stock Plan adopted November 2, 1988 as from time to time amended which limits transferability and subjects these shares to forfeiture to Trenwick Group Inc. in certain instances."

         Nothing in the Plan or in any Restricted Stock Agreement shall in any way diminish the right of the Company or any Subsidiary to reduce the compensation or to terminate the employment of any Restricted Stockholder or Qualified Employee.

     7.  Options.   Each  Option  granted  shall  be  subject  to  the following conditions:

     (a) The Option price per share of common stock shall be set by the Option Agreement but shall in no instance be less than one hundred percent of the Fair Market Value on the Date of Grant with respect to any Incentive Stock Option.

     (b) Each Option will become exercisable in part or in full on the date or dates specified in the Option Agreement.

     (c) Upon the occurrence of a Change in Control of the Company, subject to any limitation set forth in the Option Agreement, all outstanding Options shall become immediately exercisable in full.

     (d) Each Option and any related SARs shall terminate:

         (1) If the Optionee is then living, at the earliest of the following times:

                  (i) ten years after the Date of Grant of the Option;

                  (ii) five years after termination of employment because of retirement;

                  (iii) one month after termination of employment other than termination because of retirement or through discharge for cause provided, however, that if any Option is not fully exercisable at the time of such termination of employment, such Option shall expire on the date of such termination of employment to the extent not then exercisable;

                  (iv)  immediately  upon  termination  of  employment   through
         discharge for cause; or
                  (v) any earlier time set forth in  the Option Agreement.

         If the Optionee dies while employed by the Company or any Subsidiary, or if no longer so employed, prior to termination of the entire Option under
Section 7(d)(1)(ii) or (iii) hereof, one hundred and eighty (180) days after the date of death. To the extent an Option is exercisable after the death of the Optionee, it may be exercised by the person or persons to whom the Optionee's rights under the Option Agreement have passed by will or by the applicable laws of descent and distribution.

         (e) Other conditions set forth in the Plan:

         If the Optionee exercises any Option or SAR with respect to some, but not all, of the shares of common stock subject to such Option or SAR, the right to exercise such Option or SAR with respect to the remaining shares shall continue until it lapses or terminates. No Option shall be exercisable except in respect of whole shares. The exercise of an Option or SAR may be made with respect to no fewer than ten shares at one time unless fewer than ten shares remain subject to the Option or SAR.

         Any exercise of an Option shall be effective on the Date of Exercise, provided the full purchase price of such shares or an effective Exercise Notice has been tendered with the notice of exercise. Payment of the purchase price upon the exercise of any Option shall be made in cash (including check, bank draft or money 'Order), provided, however, that the Committee may, at its discretion, allow such payments to be made, in whole or in part, in shares of common stock delivered by the Optionee valued at Fair Market Value or by promissory note (containing such terms and conditions as the Committee may in its discretion determine) or by any combination thereof. The Optionee may make provision for the payment of any taxes which the Company is obligated to collect or withhold with respect to the issue or transfer of any Common Stock underlying an option by the delivery to the Company of full shares of Common Stock that have been held for six (6) months or more, but only to the extent that the Fair Market Value of the stock so delivered does not exceed thirty percent (30%) of the compensation element of the Option being exercised.

         Nothing in the Plan or in any Option Agreement shall in any way diminish the right of the Company or any Subsidiary to reduce the compensation or to terminate the employment of any Optionee or Qualified Employee.

         8. Stock Appreciation Rights. The Committee may in its discretion grant SARs either concurrently with or subsequent to the Date of Grant of the related Option. A SAR shall be evidenced by provisions in the Option Agreement or an amendment or supplement thereto. SARs shall be subject to the following terms and conditions:

         (a) Grant. The number of shares of common stock covered by a SAR shall not exceed the number of shares of common stock covered by the related Option.

         (b) Exercise. A SAR shall be exercisable, in whole or in part, at such time or times, on the conditions and to the extent set forth in the Option Agreement but in no event will such SAR be exercisable;

              (i) At any time that the related Option is not exercisable; or

              (ii) At any time that the Fair Market Value of a share of common stock does not exceed the Option price of the related Option share.

     A SAR will terminate on the same date as the related Option.

         An Optionee shall be entitled upon exercise of a SAR to receive payment in the amount described in the definition of "Stock Appreciation Right." In connection with the exercise of a SAR, the Optionee thereof may, subject to the provisions of the following paragraph, request by application to the Committee to receive payment in the form of cash, shares of common stock, or a combination thereof However, the Committee, in its sole discretion, shall determine the form of payment.

         If a person who, in the opinion of the Committee, is or may be subject to Section 16 of the Securities Exchange Act of 1934, as amended from time to time, wishes to exercise a SAR and make application to receive payment in cash or partly in cash, such person shall do so only during the period beginning on the third business day following the date of release for publication of the Company's regular quarterly or annual salary summary statement of revenues and income (assuming such financial data appears on a wire service, in a financial news service, or in a newspaper of general circulation, or is otherwise made publicly available) and ending on the twelfth business day following such date and during the period described in the next sentence. A SAR may also be exercised and application to receive payment in cash or partly in cash made by such a person, subject to any limitations set forth in the Option Agreement, during the 30 day period that commences on the later of (a) the date of a change in control or (b) the date that is 6 months after the Date of Grant of the SAR provided that a Change in Control has occurred since the Date of Grant.

         The Committee may impose such additional conditions or limitations on exercise of a SAR as it may deem necessary or desirable to secure for Optionees the benefit of Rule 16b-3 of the Securities and Exchange Commission, as amended from time to time.

         9. Limitations on Common Stock. Any shares of common stock issued or transferred pursuant to the Plan shall not be sold, transferred or otherwise disposed of by Restricted Stockholders or Optionees except in compliance with applicable registration requirements of state and federal securities laws unless in the opinion of counsel for the Company, such sale, transfer or disposition is exempt from registration.

         10. Adjustment of Shares. If any change is made in the common stock subject to the Plan, or subject to Restricted Shares, any Option or SAR, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, rights offerings, change in corporate structure of the Company, or otherwise, the Board in its discretion may make appropriate adjustments as to the number and type of securities subject to and reserved for issue or transfer under the Plan and, in order to prevent dilution or enlargement of the rights of Restricted Stockholders, Optionees, the number of Restricted Shares or number of Options, type and Option price of securities subject to outstanding Options and SARS.

         11. Nontransferability. Each share of Restricted Shares shall be nontransferable and subject to forfeiture to the Company until vested.

         No Option or SAR is transferable by the Optionee other than by will or the laws of descent and distribution, and no Option or SAR is exercisable during the Optionee's lifetime by anyone other than the Optionee.

         12. Stockholder's Rights. The Restricted Stockholder shall have all rights relative to the Restricted Shares, including the fight to vote and to collect dividends.

         Neither the Optionee nor the Optionee's legal representative, legatees or distributees, as the case may be, shall have any of the rights or privileges of a stockholder of the Company by virtue of the grant of an Option or SAR except with respect to any shares of common stock actually issued or transferred of record and delivered to one of the aforementioned persons.

         13. Termination, Suspension or Modification of Plan. The Board may at any time terminate, suspend or modify the Plan. No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Restricted Stockholder or Optionee under the terms of Restricted Shares, Options or SARs granted before the date of such termination, suspension or modification, unless such Restricted Stockholder or Optionee shall consent thereto.

         14 Governing Laws. The Plan and all rights and obligations thereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

         15. Term. Unless previously terminated by the Board, the Plan shall terminate at the close of business on November 2, 1998. No Restricted Shares, Options or SARs shall be granted after Plan termination, but such termination shall not affect any Restricted Shares, Options or SARs previously granted.

         16. Approval. The Plan shall become effective on November 2, 1988 but shall be subject to approval by vote of the stockholders of the Company at the 1989 Annual Meeting.

         17.01 Cash Payment. The Committee shall have the discretion to provide for cash payments under one or more Restricted Share Awards granted under the plan. The Company may, as the Restricted Shares vest, pay to the employee-participant upon request a cash amount up to 30% of the then current fair market value of the shares of common stock subject to his vested Restricted Share Award. This cash payment will be in lieu of the issuance of Vested shares of common stock having such aggregate fair market value (i.e., the total number of vested shares to the employee-participant will be reduced by up to 30% to take into account the cash payment). The cash payment will be applied by the Company to the satisfaction of the federal and state income tax withholding obligations that arise to the employee participant at the time the Restricted shares vest.

         17.02 Section 16 Election. The Committee shall have the discretion to grant to one or more employee-participants an election, exercisable under any "window period" under paragraph (e)(3)(iii) of Rule 16b-3, through and including the window period immediately the date on which the share rights are to vest, to request such cash payment, in lieu of the shares of common stock vesting, pursuant to a Restricted Share award.

         17.03 Reduction in Authorized Shares. The number of shares of Common Stock issuable under the Plan is to be reduced by the number of shares actually issued in payment of the vested Restricted Share Awards and by the number of shares subject to that portion of the Vested Restricted Share Award which is paid in cash pursuant to the cash payment feature of the amended plan.

18. Cancellation and Substitution of Options Upon Business Combination. Notwithstanding anything to the contrary contained in the Plan, at the
"Effective Time" (as defined in the Amended and Restated Agreement, Schemes of Arrangement and Plan of Reorganization among LaSalle Re Holdings Limited, LaSalle Re Limited, the Company and Trenwick Group Ltd., formerly Gowin Holdings International Limited ("Trenwick Bermuda") dated as of March 20, 2000 (the "Business Combination Agreement")), each outstanding Option under the Plan, whether or not then vested or exercisable, shall be assumed by Trenwick and converted into an option to acquire, on the same terms and conditions as were applicable under such Option prior to the Effective Time, an equivalent number of "New Holdings Shares" (as defined in the Business Combination Agreement).